Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Resource Partners, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

ALLIANCE RESOURCE PARTNERS, L.P.

Announces Transaction with White Oak Resources, LLC Supporting Development of Illinois Basin Coal Reserves

TULSA, OKLAHOMA, September 22, 2011 – Alliance Resource Partners, L.P. (NASDAQ: ARLP) today announced that it has entered into a transaction with White Oak Resources, LLC and related entities (collectively “WOR”) to support the development of a longwall mining operation currently under construction near McLeansboro, in Hamilton County, Illinois. The transaction features several components, including a preferred equity investment, the acquisition and leaseback of reserves and surface rights, a coal handling and services agreement, and a backstop equipment financing facility. Including an initial investment at closing of $69.5 million, ARLP currently expects its total investment in the project in a range of $400.0 - $525.0 million to be funded over the next three to four years. ARLP plans to utilize current cash balances, availability under its revolving credit facility and future cash flow from existing operations to fund its participation in the White Oak project.

“Strategically, Alliance’s participation in this new, low-cost longwall operation further expands our investment in the growing Illinois Basin coal market,” said Joseph W. Craft III, President and Chief Executive Officer of ARLP. “This venture allows ARLP to partner with the White Oak team in the development of this new mine and, if future market conditions warrant, the opportunity to participate in additional longwall mines within White Oak’s extensive reserve base. Moreover, through the use of our MLP structure and strong balance sheet, we are able to generate attractive long-term recurring cash flows for Alliance.”

White Oak Details

WOR is a privately-owned company which intends to develop and operate Mine No. 1 as a longwall mining operation to access approximately 200 million tons from the Herrin No. 6 coal seam. Construction of Mine No. 1 is underway and WOR currently anticipates longwall production will begin in the 2014 timeframe, depending on timing of slope construction and initial mine development. Once the longwall is in operation, WOR currently estimates Mine No. 1 will produce approximately 6.0 – 6.5 million tons of coal annually, which WOR intends to market in the domestic and export thermal coal markets.

Transaction Details

ARLP’s investment in the White Oak project is comprised of the following components:

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Coal reserves – ARLP has committed $140.0 million to acquire and fund development of 200 million tons of coal reserves related to Mine No. 1. At closing, ARLP acquired approximately 100 million tons of leased and fee coal reserves and will acquire the remaining coal reserves in a series of follow-on transactions. ARLP will lease the acquired coal reserves back to WOR in exchange for a royalty income stream.

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Coal handling facilities, preparation plant and surface facilities – ARLP has committed up to $110.0 million to acquire surface rights and construct the coal handling, preparation plant, rail and coal loading facilities necessary to support Mine No.1. ARLP will operate these surface facilities and serve as the sole provider of coal preparation and handling services and will receive a throughput fee on all feedstock coal. A portion of ARLP’s $110.0 million commitment will be used by WOR to build the office, bathhouse and other surface facilities, which will be constructed and operated by WOR.

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Preferred equity investment – ARLP has committed to invest a minimum $150 million, up to a maximum $275 million, for a preferred equity interest in WOR. ARLP’s preferred equity interest in WOR will have the right to distributions of essentially all distributable cash generated by WOR until ARLP has achieved a specified internal rate of return on its invested equity capital. Thereafter, ARLP will have an ongoing equity participation right to 20% to 40% of the distributable cash generated by WOR, depending on the total amount of equity capital provided by ARLP.

In addition, ARLP has agreed to provide WOR with a backstop equipment financing facility for up to $100 million, until such time as WOR is able to obtain third-party financing for the acquisition of equipment related to the development of Mine No. 1.

ARLP expects the transaction will be accretive to its earnings and distributable cash flow once longwall production begins at the new White Oak mine.

During 2011, ARLP is expecting to fund approximately $100.0 to $115.0 million of its commitments to the White Oak project, including its initial investment at closing. Reflecting the anticipated funding for the White Oak project and current estimates for existing operations, ARLP is adjusting guidance for 2011 total capital expenditures, including maintenance capital expenditures, to a range of $420.0 to $475.0 million.

ARLP was advised on this transaction by Stoll Keenon Ogden, PLLC, Vinson & Elkins, LLP, and Wells Fargo Securities, LLC. WOR was advised by Evercore Partners, Inc. and Shearman & Sterling, LLP.

A conference call regarding ARLP’s investment in the White Oak project is scheduled for tomorrow morning at 9:00 a.m. Eastern. To participate in the conference call, dial (800) 706-7748 and provide pass code 97036713. International callers should dial (617) 614-3473 and provide the same pass code. Investors may also listen to the call and view a slide presentation related to the transaction via the Investor Relations section of ARLP’s website at http://www.arlp.com.

An audio replay of the conference call will be available for approximately one week. To access the audio replay, dial (888) 286-8010 and provide pass code 88707856. International callers should dial (617) 801-6888 and provide the same pass code.

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This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business. Accordingly, ARLP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Resource Partners, L.P.

ARLP is a diversified producer and marketer of coal to major United States utilities and industrial users. ARLP, the nation’s first publicly traded master limited partnership involved in the production and marketing of coal, is currently the fourth largest coal producer in the eastern United States with mining operations in the Illinois Basin, Northern Appalachian and Central Appalachian coal producing regions. ARLP operates nine mining complexes in Illinois, Indiana, Kentucky, Maryland and West Virginia and is also constructing new mining complexes in Indiana and West Virginia. In addition, ARLP operates a coal loading terminal on the Ohio River at Mount Vernon, Indiana.

News, unit prices and additional information about ARLP, including filings with the Securities and Exchange Commission, are available at http://www.arlp.com. For more information, contact the investor relations department of ARLP at (918) 295-7674 or via e-mail at investorrelations@arlp.com.

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The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and our ability to respond to such changes; changes in coal prices, which could affect our operating results and cash flows; risks associated with the expansion of our operations and properties; the impact of recent health care legislation; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; changing global economic conditions or in industries in which our customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those related to carbon dioxide emissions, and other factors; legislation, regulatory and court decisions and interpretations thereof, including issues related to climate change and miner health and safety; our productivity levels and margins earned on our coal sales; unexpected changes in raw material costs; unexpected changes in the availability of skilled labor; our ability to maintain satisfactory relations with our employees; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments or projections associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than

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expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining our surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension, black lung benefits and other post-retirement benefit liabilities; coal market’s share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing our coal reserves; a loss or reduction of benefits from certain tax credits; and, difficulty obtaining commercial property insurance, and risks associated with our participation (excluding any applicable deductible) in the commercial insurance property program.

Additional information concerning these and other factors can be found in ARLP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including ARLP’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 28, 2011 with the SEC. Except as required by applicable securities laws, ARLP does not intend to update its forward-looking statements.

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